="Part"] { text-align:left; margin-bottom:0px; margin-top:0px; margin-right:0px; margin-left:0px; text-indent:0px; direction:ltr } H1 { text-align:center; margin-bottom:116px; margin-top:0px; margin-right:0px; margin-left:919px; text-indent:-918px; direction:ltr } SPAN { font-family:'Arial','Helvetica',sans-serif; font-size:13pt; font-style:normal; font-weight:bold } P { text-align:left; margin-bottom:153px; margin-top:0px; margin-right:0px; margin-left:0px; text-indent:0px; direction:ltr; line-height:12px } IMG { text-align:center; vertical-align:top; margin-bottom:0px; margin-top:0px; margin-right:0px; margin-left:0px; direction:ltr } TABLE { border-width:thin; border-collapse:collapse; padding:3px; text-align:left; vertical-align:top; margin-bottom:0px; margin-top:0px; margin-right:0px; margin-left:0px; direction:ltr; width:auto; height:auto; display:table; float:none } TR { vertical-align:top; height:auto } TH { text-align:left; vertical-align:top } TD { text-align:center; vertical-align:bottom }

Insider transaction detail - View details for insider 2005-04-04 16:59 ET

Transactions sorted by : Insider Insider company name : Talisman Energy Inc. ( Starts with ) Transaction date range : March 1, 2005 - March 31, 2005

Insider name: TALISMAN ENERGY INC.

Legend: O - Original transaction, A - First amendment to transaction, A' - Second amendment to transaction, AP - Amendment to paper filing, etc.

Insider's Relationship to Issuer: 1 - Issuer, 2 - Subsidiary of Issuer, 3 - 10% Security Holder of Issuer, 4 - Director of Issuer, 5 - Senior Officer of Issuer, 6 - Director or Senior Officer of 10% Security Holder, 7 - Director or Senior Officer of Insider or Subsidiary of Issuer (other than in 4,5,6), 8 - Deemed Insider - 6 Months before becoming Insider.

Warning: The closing balance of the " equivalent number or value of underlying securities" reflects the" total number or value of underlying securities" to which the derivative contracts held by the insider relate. This disclosure does not mean and should not be taken to indicate that the underlying securities have, in fact, been acquired or disposed of by the insider.

Security designation: Common Shares
454847	2005-03-03	2005-04-04	Direct Ownership :	10 - Acquisition or	+115,700	42.8706	115,700
disposition in the public
market
-1

454859	2005-03-07	2005-04-04	Direct Ownership :	10 - Acquisition or	+250,000	42.7432	615,700
				disposition in the public
				market
454866	2005-03-08	2005-04-04	Direct Ownership :	10 - Acquisition or	+250,000	42.1158	865,700
				disposition in the public
				market
454870	2005-03-09	2005-04-04	Direct Ownership :	10 - Acquisition or	+250,000	41.6313	1,115,700
				disposition in the public
				market
454877	2005-03-10	2005-04-04	Direct Ownership :	10 - Acquisition or	+250,000	39.5396	1,365,700
				disposition in the public
				market
454882	2005-03-11	2005-04-04	Direct Ownership :	10 - Acquisition or	+210,000	39.6612	1,575,700
				disposition in the public
				market
454885	2005-03-14	2005-04-04	Direct Ownership :	10 - Acquisition or	+120,000	39.6472	1,695,700
				disposition in the public
				market
454894	2005-03-15	2005-04-04	Direct Ownership :	10 - Acquisition or	+220,000	40.1272	1,915,700
				disposition in the public
				market
454903	2005-03-16	2005-04-04	Direct Ownership :	10 - Acquisition or	+225,000	39.9280	2,140,700
				disposition in the public
				market
454911	2005-03-21	2005-04-04	Direct Ownership :	10 - Acquisition or	+275,000	41.3218	2,415,700
				disposition in the public
				market

-2-3

454933	2005-03-23	2005-04-04	Direct Ownership :	10 - Acquisition or	+300,000	39.7848	2,990,700
				disposition in the public
				market
454943	2005-03-24	2005-04-04	Direct Ownership :	10 - Acquisition or	+265,200	40.2917	3,255,900
				disposition in the public
				market
454954	2005-03-28	2005-04-04	Direct Ownership :	10 - Acquisition or	+159,200	39.7677	3,415,100
				disposition in the public
				market
454962	2005-03-29	2005-04-04	Direct Ownership :	10 - Acquisition or	+275,000	40.0925	3,690,100
				disposition in the public
				market
454970	2005-03-30	2005-04-04	Direct Ownership :	10 - Acquisition or	+260,000	38.9710	3,950,100
				disposition in the public
				market
454973	2005-03-31	2005-04-04	Direct Ownership :	10 - Acquisition or	+255,000	41.0081	4,205,100
				disposition in the public
				market